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SEPARATION AGREEMENT
      This Separation and Release Agreement (“Agreement”) made as of this 20th day of February, 2008, between SOVEREIGN BANCORP, INC., a Pennsylvania corporation (“SBI”), and SOVEREIGN BANK (“Bank,” and, collectively, with SBI and its subsidiaries, “Sovereign”), a Federal Savings Bank organized and existing under the laws of the United States, and MARK R. MCCOLLOM, an individual (the “Executive”).
     WHEREAS, Executive has been employed by SBI in the capacity of Chief Financial Officer under the employment agreement dated May 20, 2005, as amended on May 30, 2006, and November 9, 2007 (the “Employment Agreement”); and
     WHEREAS, SBI has announced SBI’s intention to terminate Executive’s employment without Cause, effective May 30, 2008; and
     WHEREAS, SBI desires to provide for the orderly separation of Executive and a smooth transition in the position of Chief Financial Officer; and
     WHEREAS, SBI believes it is in the best interests of SBI and all of its shareholders to enter into this Agreement.
     NOW THEREFORE, in consideration of the premises and the covenants herein, the sufficiency of which is hereby acknowledged, Executive, SBI and Bank agree as follows:
          1. Cessation as Chief Financial Officer; Termination without Cause. The parties acknowledge that, effective on March 3, 2008 (the “CFO Resignation Date”), Executive shall no longer serve as Chief Financial Officer of SBI and that on May 30, 2008 (the “Separation Date”), Executive shall terminate without Cause as an employee of SBI and Bank.
          2. Consulting to SBI. For a period of one (1) year after the Separation Date (the “Transition Period”), Executive shall consult with SBI when and as reasonably requested by SBI, as follows:
          (a) Duration. Executive’s duties shall not exceed 25 hours per month of consultation by Executive, which shall be performed at such times and from such locations that are mutually acceptable to Executive and SBI.
          (b) Services. Executive agrees that he shall provide consulting services, as may be reasonably requested by the Chief Executive Officer or Chief Financial Officer of SBI. Such consulting services shall include providing information with regard to senior financial and accounting management of SBI, providing information with regard to personnel or legal matters, or such other matters as are reasonably consistent with Executive’s duties as Chief Financial Officer of SBI.
          (c) Manner of Performance. In connection with providing services hereunder, Executive shall comply in full with all applicable law, and rules and regulations and with Sovereign’s Code of Conduct (including the following documents: (i) the Sovereign Bancorp,

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Inc. Code of Conduct and Ethics, (ii) the Sovereign Bancorp, Inc. Policy on Personal Securities Transactions. Executive may engage in activities on Executive’s own behalf or on behalf of entities other than Sovereign or any Subsidiary, including, but not limited to, private equity firms or investment funds or hedge funds (subject to the restrictive covenants set forth in this Agreement, including those set forth in Sections 9 and 10), and may allocate Executive’s time between Executive’s obligations under this Agreement and such other activities in any manner Executive deems appropriate, so long as Executive’s obligations under this Agreement are satisfied.
          (d) Status as Independent Contractor. During the Transition Period, SBI will retain Executive in the capacity of an independent contractor and not as an employee or agent of Sovereign or any Subsidiary and neither will represent otherwise to any third party.
          (e) Compensation as Consultant. In consideration for Executive’s services as a consultant to SBI, SBI shall make the following payments to, and distributions for the benefit of, Executive:
               (i) Consultant Fees. During the Transition Period, SBI shall pay Executive at the rate of $12,500.00 per month for services performed as a consultant, payable in arrears on the 10th day of each month beginning July 10, 2008. At Executive’s election and written notice to SBI, Executive may terminate the services as a consultant and as of such termination date (i) the monthly payments described above shall cease and (ii) Executive shall be relieved of his obligations under the Sovereign Bancorp, Inc. Policy on Personal Securities Transactions and on any other restriction on his ability to buy or sell Sovereign securities.
               (ii) Expenses. SBI shall reimburse Executive, in accordance with Sovereign’s then-current travel and business expense policy, for all reasonable out-of-pocket expenses incurred by him in connection with the performance of Executive’s services during the Transition Period within thirty (30) days following Executive’s delivery of an accounting of those expenses to SBI.
           3. Employment Until the Separation Date.
          (a) Executive shall continue to receive Executive’s current salary paid in the normal course, and other compensation and benefits to which Executive is entitled in Executive’s current position (but not including any accrued but unpaid bonus) with SBI to the Separation Date. On the Separation Date, Executive shall also be compensated for all earned but unused vacation, if any, consistent with Sovereign’s vacation policies.
          (b) Through and including the CFO Resignation Date, Executive shall continue to perform and discharge well and faithfully such duties as an executive officer of SBI and as SBI’s Chief Financial Officer as may be assigned to him from time to time by SBI’s Chief Executive Officer or SBI’s board of directors. From the CFO Resignation Date and through and including the Separation Date, Executive shall perform and discharge well and faithfully such duties as may reasonably be assigned to him from time to time by SBI’s Chief Executive Officer. Executive’s termination without Cause as described in Section 1 hereof and the payments and benefits described in Section 4 hereof are expressly conditioned on the Executive’s continued performance of his duties as described in this Section 3(b) in a reasonably satisfactory manner consistent with his performance prior to the date hereof.

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           4. Payments and Benefits Due To Severance.
          (a) Severance Payment. Pursuant to the terms of the Employment Agreement, SBI shall make a lump sum cash payment to Executive in the amount of $2,046,625, which the parties agree is the amount due under the Employment Agreement, which amount shall be paid, with interest at the short-term applicable federal rate, compounded semi-annually, as in effect as of the date of this Agreement, six months and one day after the Separation Date.
          (b) Medical Benefits. From the Separation Date until December 31, 2010, the Executive shall receive a continuation of all life, disability, and other welfare benefits (other than medical benefits) in effect with respect to Executive during the two (2) calendar years prior to Executive’s Separation Date. For a period of eighteen months following the Separation Date, the Executive shall receive a continuation of all medical benefits in effect with respect to Executive at the Separation Date. For the period commencing eighteen months following the Separation Date and continuing until December 31, 2010, the Executive shall receive a continuation of all medical benefits in effect with respect to Executive at the Separation Date. If SBI cannot provide any of the foregoing benefits because the Executive is no longer an employee, a lump sum cash payment equal to the after-tax cost to the Executive of obtaining such benefits (or substantially similar benefits) shall be made six months and one day after the Separation Date.
          (c) Short-Term Incentive Compensation. Executive shall receive a lump sum cash payment, within five (5) days of the Separation Date, equal to $225,500 as payment for the 2008 supplemental short-term incentive award, based on his services during 2008.
          (d) Equity Grants. At various times during Executive’s employment, Executive was granted options to purchase SBI common stock, and awarded restricted stock (the “Equity Grants”) as set forth on the records of Sovereign. On the Separation Date, all unvested Equity Grants shall be forfeited. Notwithstanding the foregoing, in recognition of Executive’s contributions to SBI, an accord and satisfaction of his Employment Agreement and for a number of other concessions and accommodations made by Executive, Sovereign agrees, that, Executive shall also be paid a lump sum cash payment equal to the value of 35,055 shares of SBI common stock, which amount shall be paid on May 28, 2010, or if earlier, the date on which a Change in Control (as such term is defined in Treas. Reg. § 1.409A-3(i)(5)) occurs. The value of such payment shall be determined by multiplying 35,055 by the closing price of a share of SBI common stock on the business day immediately preceding such payment.
          (e) Extension of Exercise Period of Stock Options. On the Separation Date, SBI agrees to waive the otherwise applicable lapse provisions of the Executive’s outstanding and vested stock options (subject to the terms of the applicable plan under which such options were granted) and permit their exercise until a date which is the earlier of the expiration of the term of such stock options or the dates provided in Exhibit B. Notwithstanding the foregoing, for any stock option:
               (i) that is vested on the Separation Date;

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               (ii) that has a stated term that would expire, by its terms, after the maximum allowable exercise period following an involuntary termination of employment without cause as set forth in the applicable SBI equity plan; and
               (iii) with an exercise price greater than: (A) $11 per share of Common Stock (as such term is defined under the applicable SBI equity plan) and (B) the Fair Market Value (as determined under the applicable SBI equity plan) of the underlying stock on the last day of such stock option’s maximum allowable exercise period following an involuntary termination of employment without cause as set forth in the applicable SBI equity plan,
     Executive shall receive a lump sum cash payment, equal to the difference, if any, of the Fair Market Value of the underlying stock on the earlier of: (A) the original expiration date of such stock option, (B) the closing date of a Change in Control (as such term is defined in Treas. Reg. § 1.409A-3(i)(5)), or (C) May 30, 2010, and the exercise price per share of Common Stock of such stock option. Such payment, if any, shall be made within thirty (30) days of the earlier of: (A) the original expiration date of such stock option, (B) the closing date of a Change in Control (as such term is defined in Treas. Reg. § 1.409A-3(i)(5)), or (C) May 30, 2010.
          (f) Non-Solicitation Payment. In exchange for the restrictive covenants set forth in Section 9(b) of this Agreement, SBI shall pay to Executive, within five (5) days of the Separation Date, a lump sum cash payment equal to $450,000.
          (g) Deferred Compensation Plans. With respect to the Sovereign Bancorp, Inc. 2007 Deferred Compensation Plan (and the Bonus Recognition and Retention Program appendix thereof) (the “Deferred Comp Plan”), Executive and Sovereign acknowledge and agree: (i) that, due to Executive’s termination without Cause, Executive is fully vested under the Deferred Comp Plan; (ii) that no additional amounts shall be credited to Executive’s account under the Deferred Comp Plan; (iii) that distributions shall be made in accordance with the terms of the Deferred Comp Plan, but in no event earlier than six months following the Separation Date.
          (h) No Additional Benefits. Executive acknowledges and agrees that, except as expressly provided herein, Executive’s eligibility to receive additional benefits under any benefit plan, program, policy or arrangement sponsored or maintained by Sovereign shall cease and be terminated as of the Separation Date. Executive further acknowledges and agrees that no payment made by Sovereign pursuant hereto is subject to any employer matching obligation or any other employer contribution under any benefit or deferred compensation plan, whether or not any such payment is characterized as wages or compensation. Notwithstanding the foregoing, nothing contained herein shall, in any way, affect Executive’s rights as a participant in SBI’s tax-qualified retirement plan.
           5. Death or Disability. In the event that Executive dies or becomes disabled prior to the Separation Date, the Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees, or legatees shall be entitled to the compensation and benefits described in Section 4, and any amounts earned, but unpaid, for services as a consultant in accordance with Section 2.

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           6. Release. Executive shall execute the release attached hereto as Exhibit A on the Separation Date (the “Release”).
           7. No Admissions; No Knowledge of Claim. By entering into this Agreement, neither Sovereign nor Executive in any way admits that it or Executive has treated the other unlawfully or wrongfully in any way. Neither this Agreement, nor the implementation thereof, shall be construed to be, or shall be admissible in any proceedings as, evidence of an admission by Sovereign or Executive of any violation of, or failure to comply with, any rule, regulation or order or any Sovereign policy or Code of Conduct. Executive agrees that this Section does not preclude introduction of this Agreement by Sovereign to establish that all of Executive’s claims against Sovereign relating to the subject matter hereof were settled, compromised and released according to the terms of this Agreement. Sovereign agrees that this Section does not preclude introduction of this Agreement by Executive to establish that all of Sovereign’s claims against Executive relating to the subject matter hereof were settled, compromised and released according to the terms of this Agreement. Sovereign agrees that as of the date of this Agreement, Sovereign has not and does not intend to assert any claim against Executive in his capacity as officer and has no knowledge or knowledge of any facts that would reasonably be expected to result in a claim. Executive represents and warrants that, as of the date of this Agreement, there are no facts or circumstances which require Sovereign to file any information required under Item 5.02(a) of Current Report on Form 8-K with the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended.
           8. Termination of Employment Agreement. Executive agrees that the execution of this Agreement and payments made hereunder shall constitute satisfaction in full of Sovereign’s obligations under, and the extinguishment and termination of, the Employment Agreement and, effective on the Separation Date, the Employment Agreement shall terminate, provided however, that Section 8 of the Employment Agreement shall survive and remain in force through the one (1) year period beginning on the Separation Date.
           9. Covenants of Executive. As an inducement to Sovereign to enter into this Agreement, Executive agrees as follows:
          (a) Non-Disclosure. Executive shall not, for a period commencing on the date of this Agreement and ending on May 30, 2009, disclose or permit the disclosure of any such confidential and proprietary business information or trade secrets of Sovereign, including but not limited to, client and customer information and financial information, to any person other than a person employed by Sovereign or engaged by Sovereign to render professional services to Sovereign under circumstances requiring such person to adhere to an obligation of confidentiality with respect to Sovereign, except as such disclosure may be required by statute, regulation or judicial or administrative order, in which case Executive shall provide Sovereign prior written notice of such requirement and an opportunity to contest the same. The term “confidential information” shall not include any information which, at the time of disclosure, is in the public domain through no breach by Executive of Executive’s obligation of confidentiality. Executive shall not take with him any document belonging to Sovereign or any of its affiliates which is of a confidential or proprietary nature relating to Sovereign or any such affiliate.

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          (b) Non-Solicitation. For a period commencing on the date of this Agreement and ending on May 30, 2009, Executive shall not, either directly or indirectly, through one or more intermediaries or otherwise, on Executive’s own behalf or on behalf of any other person or entity, (i) employ, solicit, induce, recruit, encourage, advise, or counsel any employee or agent of Sovereign to leave their employment, or take away such employees or agents or attempt to solicit, induce, recruit, encourage, or take away such employees or agents or (ii) solicit, induce, encourage, advise, or counsel any client or customer of Sovereign to end or diminish its business relationships with Sovereign. Notwithstanding the immediately preceding sentence, nothing in this Section 9(b) shall be construed to preclude general solicitations not targeted at employees or clients and customers of Sovereign.
          (c) Company Remedies. In the event of any breach by Executive of Executive’s obligations under this Section 9, Executive agrees that Sovereign is entitled to pursue the remedies referenced in Section 11 of the Employment Agreement.
           10. Mutual Non-Disparagement. Sovereign agrees, except as may be required by law, to refrain from making or publishing any statements, claims, allegations or assertions which it believes have or may reasonably be expected to have the effect of demeaning the name or business reputation of Executive and shall cause its employees, officers, directors, agents or advisors to be similarly bound when serving in such capacity. Executive agrees to refrain from performing any act, engaging in any conduct or course of action or making or publishing any statements, claims, allegations or assertions which have or may reasonably have the effect of demeaning the name or business reputation of Sovereign, or any of its employees, officers, directors, agents or advisors in their capacities as such or which adversely affects (or may reasonably be expected adversely to affect) the best interests (economic or otherwise) of any of them. The parties agree that nothing in this Section 10 or in Section 9 shall preclude either party or any other person referenced in this Section 10 from fulfilling any duty or obligation that he, she or it may have at law, from responding to any subpoena or official inquiry from any court or government agency, including providing truthful testimony, documents subpoenaed or requested or otherwise cooperating in good faith with any proceeding or investigation, or from taking any reasonable actions to enforce such party’s rights under this Agreement in accordance with the dispute provisions specified in Section 14 hereof.
           11. Cooperation. Executive agrees to cooperate with Sovereign, at mutually convenient times and places, in connection with any ongoing administrative, regulatory, or litigation proceedings or such like matters that may arise in the future, as to matters regarding which the Executive may have personal knowledge because of his employment with Sovereign; provided that in no event will Executive be required to provide any such cooperation if such cooperation is materially adverse to Executive’s legal interests. Such cooperation will include being interviewed by representatives of Sovereign, and participating in such proceedings by deposition and testimony at trial. To the extent possible, Sovereign will limit Executive’s cooperation to regular business hours. In any event, (i) in any matter subject to this paragraph, Executive will not be required to act against the reasonable best interests of any new employer or new business venture in which Executive is an employee, partner or active participant and (ii) any request for Executive’s cooperation will take into account Executive’s other personal and business commitments. Sovereign will promptly reimburse Executive for all reasonable expenses and costs Executive may incur as a result of providing such assistance (but not later than the end of the calendar year following the year in which such expenses are incurred), including travel costs and reasonable legal fees to the extent Executive reasonably believes, based

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upon the advice of counsel, that separate representation is warranted, provided Sovereign receives proper documentation with respect to all claimed expenses and costs. Except during the Transition Period, Executive will be entitled to an hourly fee (which fee will be mutually determined by Sovereign and Executive prior to Executive’s providing any cooperation hereunder, it being agreed that such fee will be fair and reasonable in light of Executive’s compensation history) for time spent by Executive furnishing such cooperation (other than for time spent by Executive actually providing testimony in any legal matter), including, without limitation, for time taken in travel undertaken in connection with such cooperation, such fee to be paid promptly following Executive’s submission of a statement setting forth the number of hours spent (but not later than March 15 of the calendar year following the year in which such services are performed). Commencing on the fifth anniversary hereof, Executive will not be obligated to make more than three days (or portions thereof) per calendar year available for the purpose of providing cooperation to Sovereign pursuant to this paragraph.
     12. Return of Property. Concurrently with the Separation Date, Executive shall deliver to a designated Sovereign representative all records, documents, hardware, software, and all other Sovereign property and all copies thereof in Executive’s possession. Executive acknowledges and agrees that all such materials are the sole property of Sovereign and will certify in writing to Sovereign at the time of termination that Executive has complied with this obligation.
     13. Sovereign’s Default in Payment. If Sovereign defaults in timely payment on the due date of any payment or amount due under this Agreement, Executive shall give written notice of such default to the person specified in or pursuant to this Agreement to receive notice on behalf of Sovereign. Sovereign shall have thirty (30) days after the receipt of such a notice of default to cure any payment default.
     14. Arbitration. Sovereign and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (“Association”) in Philadelphia, Pennsylvania. Sovereign or Executive, may initiate an arbitration proceeding at any time by giving notice to the others in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but Sovereign, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Sovereign, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.
     15. Assignment. This Agreement shall not be assignable by any party hereto, except by Sovereign to any successor in interest to the business of Sovereign.
     16. Entire Agreement. This Agreement, together with the Exhibit A attached hereto and such portions of the Employment Agreement that expressly survive the execution hereof, sets forth

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the entire agreement between the parties, and, except as otherwise provided herein, fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to the subject matter of this Agreement.
           17. Successors, Binding Agreement.
          (a) Sovereign will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of SBI and/or the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Sovereign would be required to perform it if no such succession had taken place. Failure by Sovereign to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a material breach of this Agreement.
          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees, or legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee, or, if there is no such designee, to the Executive’s estate.
           18. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.
           19. Notices. All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the addresses maintained in Sovereign’s records. Notices sent to Sovereign should be directed to the attention of both its Chief Executive Officer and General Counsel.
           20. Counterpart Agreements. This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.
           21. Governing Law. This Agreement shall be governed by and construed under the internal laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.
           22. Jurisdiction and Venue. This Agreement shall be deemed performable by all parties in, and venue shall exclusively be in the state or federal courts located in Pennsylvania. Executive and Sovereign hereby consent to the personal jurisdiction of these courts and waive any objection that such venue is objectionable or improper.
           23. No Waiver. Sovereign’s waiver or failure to enforce any term of this Agreement on one instance shall not constitute a waiver of its rights under this Agreement with respect to any other violations.

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     24. Binding Effect of Agreement. This Agreement shall be binding upon Executive, Sovereign and their heirs, administrators, representatives, executors, successors and permitted assigns. Notwithstanding the foregoing, the payment obligations of SBI hereunder shall be limited to its obligations set forth in the Employment Agreement.
     25. Taxes and Withholding. To the extent required by the federal and applicable state income tax laws and regulations, Sovereign shall withhold and deduct from compensation during the Transition Period all required withholding and deductions.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SOVEREIGN BANCORP, INC.
	By	/s/ Joseph P. Campanelli
(SEAL)		Joseph P. Campanelli
Chief Executive Officer

EXECUTIVE
By	/s/ Mark R. McCollom
Mark R. McCollom

Agreed to the 20th day of February, 2008. SOVEREIGN BANK
By	/s/ Joseph P. Campanelli
Joseph P. Campanelli
Chief Executive Officer

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Exhibit A
ACCORD AND SATISFACTION AND RELEASE
               This ACCORD AND SATISFACTION AND RELEASE (“Release”) is entered into as of this 20th day of February, 2008 (the “ Effective Date ”), by and between Sovereign Bancorp, Inc. (“SBI”), a Pennsylvania corporation, and Sovereign Bank (“Bank” and collectively, with SBI, “Sovereign”), a Federal Savings Bank organized and existing under the laws of the United States, and Mark R. McCollom (“Executive”), an individual residing in the Commonwealth of Pennsylvania.
               WHEREAS, this Release is executed pursuant to Section 6 of the Separation Agreement dated as of February 20, 2008, by and between Sovereign and Executive (the “Agreement”).
     1. Executive’s Release. In consideration of the promises, covenants and other valuable consideration provided by Sovereign in the Agreement, Executive, for himself and for his representatives, executors, administrators, heirs and assigns, hereby unconditionally releases, satisfies and discharges Sovereign, and its current and former employees, officers, agents and directors in their capacities as such (collectively referred to as “Released Parties”) from any and all claims, causes of action, demands, losses, obligations, liabilities, damages, judgments, costs, expenses (including attorneys’ fees) of any nature whatsoever, known or unknown, contingent or non-contingent (collectively, “Claims”), that Executive had, has or will have arising from, or connected with, any act, omission, deed or event occurring up to the Effective Date, including but not limited to Claims (i) related to Executive’s employment or other relationship with Sovereign and separation or termination of such employment or other relationship, (ii) under any federal or state law, including without limitation Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Workers Adjustment and Retraining Notification Act, the Americans with Disabilities Act, but excluding the Age Discrimination in Employment Act of 1967, (iii) under federal or state common law, and (iv) under any agreement, whether written or oral, including the Employment Agreement. However, Executive does not discharge or release: (i) any Claims under the Agreement; (ii) Executive’s right to indemnification or advancement of expenses under any agreement, Sovereign’s articles of incorporation, charter or bylaws, any insurance policy or applicable law; (iii) any Claims for any amounts payable in accordance with the terms of any employee benefit plan, program or arrangement in which Executive was a participant and under which Executive has a vested accrued benefit as of the date hereof; and (iv) any Claims against any Released Party arising from events in which the Released Party was not acting as an employee, officer, agent or director of Sovereign or any Subsidiary.
     2. No Claims Against Released Parties. Executive warrants and represents that, to the full extent permitted by law, Executive has not and will not bring or assign any Claim or action against Sovereign or any of the Released Parties that is released by Executive under Section 1 of this Release. Executive agrees that if Executive brings or assigns any such Claim or action, Executive shall pay all costs and expenses, including reasonable attorneys’ fees, incurred by

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Sovereign or the Released Parties in dismissing or defending the action or lawsuit. Nothing in this provision, however, shall be interpreted to prevent Executive from bringing a Claim or action to enforce the terms of the Agreement or to bring a Claim or action which is not released under Section 1 of this Release.
     3. Breach of this Release. If a court of competent jurisdiction determines that Executive has breached or failed to perform any part of this Release, Sovereign shall be entitled to injunctive relief to enforce this Release and Executive shall be responsible for paying Sovereign’s costs and attorneys’ fees incurred in enforcing this Release.
     4. Severability. If any provision of this Release is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.
     5. Counterpart Agreements. This Release may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.
     BY SIGNING THIS RELEASE, EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS RELEASE, THAT HE UNDERSTANDS ALL OF ITS TERMS, AND THAT HE IS ENTERING INTO IT VOLUNTARILY. HE FURTHER ACKNOWLEDGES THAT HE IS AWARE OF HIS RIGHTS TO REVIEW AND CONSIDER THIS RELEASE WITH AN ATTORNEY AND THAT BEFORE SIGNING THIS RELEASE, HE HAS THOROUGHLY DISCUSSED ALL ASPECTS OF THIS RELEASE WITH COUNSEL OF HIS CHOOSING. HE ALSO ACKNOWLEDGES THAT HE WILL BE RECEIVING BENEFITS THAT HE WOULD NOT OTHERWISE BE ENTITLED TO RECEIVE EXCEPT BY VIRTUE OF HIS ENTERING INTO THIS RELEASE AND THE AGREEMENT.
               The parties, intending to be legally bound, have duly executed this Release as of the Effective Date first written above.

SOVEREIGN BANCORP, INC.
	By	/s/ Joseph P. Campanelli
(SEAL)		Joseph P. Campanelli
Chief Executive Officer

EXECUTIVE
	By	/s/ Mark R. McCollom
Mark R. McCollom

Agreed to the 20th day of February, 2008. SOVEREIGN BANK
By	/s/ Joseph P. Campanelli
Joseph P. Campanelli
Chief Executive Officer

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Exhibit B
EXTENSION OF EXERCISE PERIOD OF STOCK OPTIONS
     SBI agrees to waive the otherwise applicable lapse provisions of the Executive’s outstanding and vested stock options (subject to the terms of the applicable plan under which such options were granted) and permit their exercise until a date which is the earlier of the expiration of the term of such stock options or:
     1. the Separation Date, for options granted under the 1993 Stock Option Plan;
     2. the date that is three (3) months from the Separation Date for an incentive stock option or the date that is one (1) year from the Separation Date for a nonqualified stock option, for options granted under the 1996 Stock Option Plan;
     3. the date that is three (3) months from the Separation Date for an incentive stock option, or the date that is two (2) years from the Separation Date for a nonqualified stock option, for options granted under the 2001 Stock Incentive Plan; or
     4. the date that is three (3) months from the Separation Date for an incentive stock option, or the date that is two (2) years from the Separation Date for a nonqualified stock option, for options granted under the 2004 Broad-Based Stock Incentive Plan.

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